Exhibit 32.2

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies pursuant to 18 U.S.C. Section 1350 in his capacity of Chief Financial Officer of Belvedere SoCal (the “Company”) that, to my knowledge, (a) the Quarterly Report of the Company on Form 10-QSB for the period ended September 30, 2007 fully complies with the requirements of Section 13(a) and 15(a) of the Securities Exchange Act of 1934 and (b) that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

Date: November 23, 2007	/s/ Jae Lim
Jae Lim
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Belvedere SoCal, and will be retained by Belvedere SoCal and furnished to the Securities and Exchange Commission or its staff upon request.